Exhibit 99.1

CONTACT:
Ian Halifax	Anne Marie McCauley
Wind River	Wind River
Chief Financial Officer	Vice President, Investor Relations
+1.510.749.2155	+1.510.749.2551
ian.halifax@windriver.com	annemarie.mccauley@windriver.com

FOR IMMEDIATE RELEASE

Wind River Reports Fourth Quarter and Fiscal Year 2008 Results

Financial Highlights for the Fourth Quarter of Fiscal Year 2008:

•	Reported revenues increased 11 percent year-over-year to $84.3 million

•	Deferred revenues increased 6 percent year-over-year and 16 percent sequentially to $134.6 million

•	GAAP net loss per share of $(0.02) and non-GAAP net income per share of $0.09

ALAMEDA, Calif., March 6, 2008—Wind River Systems, Inc. (NASDAQ: WIND), the global leader in Device Software Optimization (DSO), today reported results for the fourth quarter and fiscal year 2008, ended January 31, 2008. Revenues for the fourth quarter of fiscal 2008 were $84.3 million, compared with $76.1 million reported in the fourth quarter of fiscal 2007, an increase of 11 percent.

GAAP Results: Net loss for the fourth quarter of fiscal 2008 was $(2.0) million, compared to net income of $0.2 million in the fourth quarter a year ago. Net loss per diluted share for the quarter was $(0.02), compared to net income per diluted share of $0.00 in the fourth quarter a year ago.

Non-GAAP Results: Non-GAAP net income for the fourth quarter of fiscal 2008 was $8.1 million, compared to non-GAAP net income of $8.7 million in the fourth quarter a year ago. Non-GAAP net income per diluted share for the quarter was $0.09, compared to $0.10 in the fourth quarter a year ago. A detailed reconciliation of GAAP to non-GAAP results is provided at the end of this release.

For fiscal year 2008, revenues were $328.6 million, compared to $285.3 million reported in fiscal year 2007, an increase of 15 percent. Net loss for fiscal year 2008 was $(2.4) million, compared to net income of $0.6 million in fiscal year 2007. Net loss per diluted share for the year was $(0.03), compared to net income per diluted share of $0.01 in fiscal year 2007. Non-GAAP net income for fiscal year 2008 was $28.9 million, compared to non-GAAP net income of $26.7 million in fiscal year

2007. Non-GAAP net income per diluted share for fiscal year 2008 was $0.33, compared to $0.31 for fiscal year 2007, an increase of 6 percent.

Deferred revenues as of January 31, 2008 were $134.6 million, compared to $127.0 million as of January 31, 2007, an increase of 6 percent and an increase of 16 percent compared to $115.9 million as of October 31, 2007. Cash, cash equivalents and investments totaled $244.1 million as of January 31, 2008. Cash flows from operations for the fourth quarter of fiscal 2008 were $19.3 million.

“Our fourth quarter business marks our strongest quarterly sales performance in seven years,” said Ken Klein, chairman, president and chief executive officer of Wind River. “We believe the investments we have made in products, our sales organization and alliance partners in fiscal 2008, along with our recent organizational alignment by product division, positions us well to achieve our business and financial objectives in fiscal 2009.”

Financial Outlook

For the full fiscal year 2009 ending January 31, 2009:

•	Revenue is expected to be in the range of $365.0 million to $375.0 million.

•	GAAP net income per share is expected to be in the range of $0.04 to $0.06.

•	Non-GAAP net income per share is expected to be in the range of $0.43 to $0.46.

For the first quarter fiscal 2009 ending April 30, 2008:

•	Revenue is expected to be in the range of $80.0 million to $81.0 million.

•	GAAP net loss per share is expected to be in the range of $(0.11) to $(0.12).

•	Non-GAAP net income per share is expected to be in the range of $0.01 to $0.02.

A reconciliation of GAAP to non-GAAP targets is provided at the end of this release.

Conference Call

Wind River will hold its quarterly conference call today at 5:00 p.m. ET/2:00 p.m. PT to discuss its fourth quarter financial results, business highlights and outlook. The conference call may be accessed via webcast at http://ir.windriver.com or by calling +1.800.399.5927 in the United States or +1.706.643.3427 internationally.

A replay of the webcast can be accessed via Wind River’s web site at http://ir.windriver.com. Additionally, an audio replay of the conference call will be available through March 14, 2008 by calling +1.800.642.1687 in the United States or +1.706.645.9291 internationally (conference id required: 4214988).

Use of Non-GAAP Financial Information

This press release includes the following supplemental non-GAAP financial measures: non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. The presentation of this supplemental non-GAAP financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with generally accepted accounting principles. In addition, these measures may be materially different from non-GAAP financial measures used by other companies. Wind River is providing these non-GAAP financial measures because it believes that such measures provide important supplemental information to management and investors about the company’s core operating results, primarily because the non-GAAP measures exclude certain expenses and other amounts that management does not consider to be indicative of the company’s core operating results or business outlook. Wind River management uses these non-GAAP financial measures, in addition to the corresponding GAAP financial measures, in evaluating the company’s operating performance, in planning and forecasting future periods, in making decisions regarding business operations and the allocation of resources, and in comparing the company’s performance against its historical performance. For a description of these non-GAAP financial measures, including the reasons management uses these measures, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see the following sections of this release entitled “About Non-GAAP Financial Measures”, “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Net Income (Loss) per Share Targets”. All non-GAAP financial measures should be read in conjunction with the comparable information presented in accordance with GAAP. Unless specified otherwise in this release, all references to GAAP and non-GAAP net income (loss) per share are calculated on a fully-diluted basis.

Forward-Looking Statements

This press release contains forward-looking statements, including those relating to expected revenues and GAAP and non-GAAP net income (loss) per share for the three-month period ending April 30, 2008 and the fiscal year ending January 31, 2009, as well as statements made by our CEO about our business and financial objectives in fiscal 2009. Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes” and “estimates,” variations of such words and similar expressions are also intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated herein.

Factors that could cause or contribute to such differences include but are not limited to, the success of Wind River’s implementation of its new and current products, the success of our business models and market strategies, the ability to address rapidly changing technology and markets and to deliver our products on a timely basis, our ability to grow our Linux business, the ability of our customers to sell products that include the company’s software, the impact of competitive products and pricing, weakness in the economy generally or in the technology sector specifically, the success of the company’s strategic relationships, the impact of other costs and the risk factors detailed in Wind River’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007, its Quarterly Reports on Form 10-Q and other periodic filings with the Securities and Exchange Commission. Wind River undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

About Wind River

Wind River is the global leader in Device Software Optimization (DSO). Wind River enables companies to develop, run and manage device software faster, better, at lower cost and more reliably. Wind River platforms are pre-integrated, fully standardized, enterprise-wide development solutions. They reduce effort, cost and risk and optimize quality and reliability at all phases of the device software development process, from concept to deployed product.

Founded in 1981, Wind River is headquartered in Alameda, California, with operations worldwide. To learn more, visit Wind River at www.windriver.com or call 1-800-872-4977.

Wind River Systems and the Wind River Systems logo are trademarks of Wind River Systems, Inc., and VxWorks and WIND RIVER are registered trademarks of Wind River Systems, Inc. Third party marks and brands are the property of their respective holders.

WIND RIVER SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2008	2007	2008	2007
Revenues, net:
Product	$27,287	$29,152	$117,211	$115,105
Subscription	32,939	27,818	122,878	99,360
Service	24,084	19,097	88,542	70,833

Total revenues, net	84,310	76,067	328,631	285,298

Cost of revenues:
Product	495	563	2,273	2,817
Subscription	4,564	4,628	17,610	16,549
Service	15,820	11,528	58,574	44,407
Amortization and impairment of purchased intangibles	3,280	325	5,176	1,154

Total cost of revenues	24,159	17,044	83,633	64,927

Gross profit	60,151	59,023	244,998	220,371

Operating expenses:
Selling and marketing	33,575	28,810	131,738	112,302
Product development and engineering	20,144	18,909	81,432	73,450
General and administrative	9,347	12,988	37,959	39,896
Amortization and impairment of other intangibles	446	86	863	298
Restructuring charges (reversals)	327	—	969	(198)

Total operating expenses	63,839	60,793	252,961	225,748

Loss from operations	(3,688)	(1,770)	(7,963)	(5,377)
Other income, net	2,046	1,776	8,385	6,230

Income (loss) before income taxes	(1,642)	6	422	853
Provision for (benefit from) income taxes	380	(231)	2,780	280

Net income (loss)	$(2,022)	$237	$(2,358)	$573

Net income (loss) per share:
Basic and diluted	$(0.02)	$0.00	$(0.03)	$0.01

Shares used in per share calculation:
Basic	87,399	85,191	86,483	85,409
Diluted	87,399	86,561	86,483	86,725

WIND RIVER SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	January 31, 2008	January 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$101,635	$71,316
Short-term investments	22,646	38,959
Accounts receivable, net	87,006	74,763
Prepaid and other current assets	18,847	17,239

Total current assets	230,134	202,277
Long-term investments	119,867	92,704
Property and equipment, net	77,981	74,997
Goodwill	114,373	108,354
Other intangibles, net	4,961	3,721
Other assets	17,908	16,512

Total assets	$565,224	$498,565

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,341	$7,131
Accrued and other current liabilities	22,910	15,892
Accrued compensation	24,584	20,093
Income taxes payable	590	1,376
Deferred revenues	119,923	112,161

Total current liabilities	177,348	156,653
Long-term deferred revenues	14,647	14,868
Other long-term liabilities	7,651	2,910

Total liabilities	199,646	174,431

Stockholders’ equity:
Common stock	91	88
Additional paid-in-capital	865,550	825,570
Treasury stock	(49,802)	(46,233)
Accumulated other comprehensive income (loss)	7,058	(1,867)
Accumulated deficit	(457,319)	(453,424)

Total stockholders’ equity	365,578	324,134

Total liabilities and stockholders’ equity	$565,224	$498,565

WIND RIVER SYSTEMS, INC

ABOUT NON-GAAP FINANCIAL MEASURES

In addition to the company’s condensed consolidated financial statements prepared in accordance with generally accepted accounting principles, or GAAP, Wind River is providing in this release certain supplemental non-GAAP measures of financial performance. These non-GAAP financial measures include: non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, see the following section of this release entitled “Reconciliation of GAAP to Non-GAAP Financial Measures.”

The presentation of supplemental non-GAAP financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, these measures may be materially different from non-GAAP financial measures used by other companies.

Wind River is providing these non-GAAP financial measures because it believes that such measures provide important supplemental information to management and investors about the company’s core operating results, primarily because the non-GAAP measures exclude certain expenses and other amounts that management does not consider to be indicative of the company’s core operating results or business outlook. Wind River management uses these non-GAAP financial measures, in addition to the corresponding GAAP financial measures, in evaluating the company’s operating performance, in planning and forecasting future periods, in making decisions regarding business operations and the allocation of resources, and in comparing the company’s performance against its historical performance. Wind River excludes the following items from its non-GAAP financial measures:

Stock-based compensation expense. The company’s non-GAAP financial measures exclude stock-based compensation expense related to the grant of stock options, other related instruments and restricted stock issued in the Interpeak acquisition. While stock-based compensation is a significant expense affecting the company’s results of operations, management excludes stock-based compensation from its budget and operating decision-making processes because it believes that these non-cash expenses do not reflect the company’s ongoing operating results. Since stock-based compensation expense is excluded from non-GAAP financial measures, the company also excludes, unamortized stock-based compensation in its computation of non-GAAP dilutive shares, which generally decreases the weighted number of buyback shares under the treasury stock method.

Amortization and impairment of purchased and other intangible assets. In accordance with GAAP, Wind River incurs expenses for the amortization and impairment of purchased and other intangibles resulting from prior acquisitions. These charges are not factored into management’s evaluation of potential acquisitions, or our performance after completion of acquisitions, because they are not related to our core operating performance. In addition, the frequency and amount of such charges vary significantly based on the size and timing of our acquisitions and the maturities of the businesses being acquired. Excluding this data provides investors with a basis to compare the company against the performance of other companies without this variability.

Costs incurred for stock option review and related litigation. The company’s non-GAAP financial measures exclude costs incurred for its historical stock option review and the related litigation costs. These amounts are excluded because they are not related to the company’s ongoing business operating results.

Other costs. Wind River excludes amounts from non-GAAP financial measures related to restructuring charges (reversals), severance costs, employer payroll taxes on stock option exercises and net losses on the sale of investments. The company excludes such costs because management believes that they are not related to the company’s core operating results and because the frequency and variability in the nature and amount of the charges can vary significantly from period to period.

Income tax related to non-GAAP items. In order to present full non-GAAP results, the company adjusts its provision for income taxes to reflect the tax effects of excluding the non-GAAP items noted above. In addition, the company excludes amounts in its non-GAAP financial measures related to the establishment or reversal of income tax valuation allowances as management believes that such amounts are not indicative of the company’s ongoing business operating results and they are not included in budget or planning processes.

All supplemental non-GAAP financial measures should be read in conjunction with the comparable information presented in accordance with generally accepted accounting principles in the United States.

WIND RIVER SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2008	2007	2008	2007
GAAP gross profit	$60,151	$59,023	$244,998	$220,371
Stock-based compensation (1)	622	557	2,491	2,322
Amortization and impairment of purchased and other intangibles	3,280	325	5,176	1,154
Severance costs	18	—	18	—
Employer payroll taxes on stock option exercises	—	—	44	24

Non-GAAP gross profit	$64,071	$59,905	$252,727	$223,871

GAAP operating loss	$(3,688)	$(1,770)	$(7,963)	$(5,377)
Stock-based compensation (1)	5,179	5,717	21,297	22,497
Amortization and impairment of purchased and other intangibles	3,726	411	6,039	1,452
Costs incurred for stock option review and related litigation	250	3,140	1,914	4,600
Severance costs	154	411	154	411
Restructuring charges (reversals)	327	—	969	(98)
Employer payroll taxes on stock option exercises	3	—	260	111

Non-GAAP operating income	$5,951	$7,909	$22,670	$23,596

GAAP net income (loss)	$(2,022)	$237	$(2,358)	$573
Stock-based compensation (1)	5,179	5,717	21,297	22,497
Amortization and impairment of purchased and other intangibles	3,726	411	6,039	1,452
Costs incurred for stock option review and related litigation	250	3,140	1,914	4,600
Severance costs	154	411	154	411
Restructuring charges (reversals)	327	—	969	(98)
Employer payroll taxes on stock option exercises	3	—	260	111
Impairments and net losses on investments	368	—	418	—
Income tax related to non-GAAP adjustments	108	(1,191)	205	(2,826)

Non-GAAP net income	$8,093	$8,725	$28,898	$26,720

GAAP net income (loss) per diluted share	$(0.02)	$0.00	$(0.03)	$0.01
Stock-based compensation (1)	0.06	0.07	0.25	0.26
Amortization and impairment of purchased and other intangibles	0.04	—	0.07	0.02
Costs incurred for stock option review and related litigation	—	0.04	0.02	0.05
Severance costs	—	—	—	—
Restructuring charges (reversals)	—	—	0.01	—
Employer payroll taxes on stock option exercises	—	—	—	—
Impairments and net losses on investments	0.01	—	0.01	—
Income tax related to non-GAAP adjustments	—	(0.01)	—	(0.03)

Non-GAAP net income per diluted share	$0.09	$0.10	$0.33	$0.31

Shares used in GAAP per diluted share amounts	87,399	86,561	86,483	86,725
Adjustments to diluted shares related to non-GAAP items	1,197	141	1,708	241

Shares used in non-GAAP per diluted share amounts	88,596	86,702	88,191	86,966

(1) Includes stock-based compensation expense as follows:

Cost of revenues:
Product	$18	$14	$69	$73
Subscription	389	324	1,551	1,318
Service	215	219	871	931

Total cost of revenues	622	557	2,491	2,322

Operating expenses:
Selling and marketing	1,602	1,415	6,095	5,648
Product development and engineering	998	1,451	4,236	5,405
General and administrative	1,957	2,294	8,475	9,122

Total operating expenses	4,557	5,160	18,806	20,175

Total stock-based compensation expense	$5,179	$5,717	$21,297	$22,497

WIND RIVER SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS) PER SHARE TARGETS

(Unaudited)

	Three Months Ending April 30, 2008
GAAP net loss per diluted share range	$(0.12)	-	$(0.11)
Adjustments:
Stock-based compensation	0.06		0.06
Amortization of purchased and other intangibles	0.01		0.01
Other adjustments (1)	0.06		0.06

Non-GAAP net income per diluted share range	$0.01	-	$0.02

	Twelve Months Ending January 31, 2009
GAAP net income per diluted share range	$0.04	-	$0.06
Adjustments:
Stock-based compensation	0.25		0.25
Amortization of purchased and other intangibles	0.04		0.04
Other adjustments (1)	0.10		0.11

Non-GAAP net income per diluted share range	$0.43	-	$0.46

(1)	Other adjustments include restructuring charges and employer payroll taxes on stock option exercises.

The GAAP and non-GAAP net income per share targets provided above and elsewhere in this press release are estimates. Wind River’s future performance involves risks and uncertainties and the company’s actual results could differ materially from such estimates. Some of the factors that could affect the company’s operating results are set forth under the caption “Forward-Looking Statements” above in this release.